UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2006

HOUSERAISING, INC.
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(Exact Name of Registrant as Specified in Charter)
North Carolina
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(State or Other Jurisdiction of Incorporation)

000-50701
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(Commission File Number)

56-2253025
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(I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212
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(Address of Principal Executive Offices) (Zip Code)

(704) 532-2121
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(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 8.01 Other Events

On May 3, 2006, Nite Capital, LP (“Nite”) re-filed its complaint against Robert V. McLemore, President of the Registrant (“McLemore”), and the Registrant, in the Circuit Court of the Nineteenth Judicial Circuit for Lake County, Illinois. The re-filed complaint essentially makes the same allegations and demands the same relief as an earlier complaint filed in federal court in Illinois. A copy of a Form 8-K, filed with the Commission on July 19, 2005, reporting the filing of the initial complaint by Nite in the U.S. District Court for the Northern District of Illinois, Eastern Division, against McLemore and the Registrant, is hereby incorporated by reference. That complaint was voluntarily dismissed on a motion made by Nite on April 12, 2006.

Mr. McLemore maintains his previously stated position that Nite Capital defaulted on the underlying contract and that he and the Registrant are not at fault. As previously stated, the terms of the contract at issue are disputed by the Defendants, and the Registrant reports that it was not even a party to the alleged contract. The Defendants continue to engage Sugar, Friedberg and Felsenthal, LLP, counsel admitted to practice law in state court in Illinois and the U.S. District Court for the Northern District of Illinois, and intend to vigorously defend this action, including the making of a motion for dismissal based on a lack of jurisdiction. The Registrant believes the claims against it amount to a thinly disguised effort to insert the Registrant into a dispute over a contract between two private parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

By /s/ Robert V. McLemore
           Robert V. McLemore
           President

Date: June 19, 2006